UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARVINAS HOLDING COMPANY, LLC*

(to be converted into Arvinas, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	47-2566120
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-227112

Securities to be registered pursuant to Section 12(g) of the Act:

None.

*

Arvinas Holding Company, LLC, a limited liability company organized under the laws of Delaware, is the registrant filing this Registration Statement with the Securities and Exchange Commission. Prior to the listing on The Nasdaq Stock Market LLC, Arvinas Holding Company, LLC will be converted into a corporation organized under the laws of Delaware, pursuant to the Delaware Limited Liability Company Act Section 18-216 and the General Corporation Law of the State of Delaware Section 265 and renamed Arvinas, Inc. The Common Stock to be listed on The Nasdaq Stock Market LLC and referred to herein are securities of Arvinas, Inc.

Item 1. Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the common stock, $0.001 par value per share, of Arvinas, Inc. in the prospectus included in the Registration Statement on Form S-1 (File No. 333-227112), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) is incorporated herein by reference. Any form of prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARVINAS HOLDING COMPANY, LLC

By:	/s/ John Houston, Ph.D.
John Houston, Ph.D.
Chief Executive Officer

Dated: September 21, 2018